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                                COORSTEK, INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN
                         Effective:  November 1, 1999


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                               TABLE OF CONTENTS


                                                            Page

1. DEFINITIONS................................................1

2. PARTICIPATION, DEFERRAL AND MATCHING.......................3

   2.1  Election to Participate...............................3

   2.2  Amount of Deferral....................................3

   2.3  Employer Contribution.................................3

   2.4  Withholding...........................................4

   2.5  Minimum Period of Deferral............................4

3. DEFERRED COMPENSATION ACCOUNTS.............................4

   3.1  Accounts..............................................4

   3.2  Employee Deferral Account.............................4

   3.3  Employer Contribution Account.........................5

   3.4  Account Credits and Debits............................5

   3.5  Trust Accounts........................................5

   3.6  Subaccounts...........................................5

4. SUPPLEMENTAL BENEFITS......................................5

   4.1  Section 415 Benefit...................................5

   4.2  Section 401(a)(17) Benefit............................6

5. VESTING....................................................6

   5.1  Employee Deferral Account.............................6

   5.2  Employer Contribution Account.........................7

6. INVESTMENT EXPERIENCE......................................7

7. PAYMENT OF FUNDS...........................................8


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   7.1  Payment Method...........................................8

   7.2  Death. Disability. Retirement............................10

   7.3  Resignation or Discharge.................................10

   7.4  Hardship.................................................10

   7.5  Change of Control........................................11

8. ADMINISTRATION................................................11

   8.1  Committee................................................11

   8.2  Rules for Administration.................................11

   8.3  Committee Action.........................................12

   8.4  Delegation...............................................12

   8.5  Services.................................................12

   8.6  Indemnification..........................................12

   8.7  Claims Procedure.........................................12

9. AMENDMENT AND TERMINATION.....................................13

10. GENERAL PROVISIONS...........................................14

    10.1  Limitation of Rights...................................14

    10.2  Employment Rights......................................14

    10.3  Assignment, Pledge or Encumbrance......................14

    10.4  Minor or Incompetent...................................14

    10.5  Beneficiary............................................15

    10.6  Binding Provisions.....................................15

    10.7  Notices................................................15

    10.8  Governing Law..........................................15

    10.9  Pronouns...............................................15

11. EFFECTIVE DATE...............................................15


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1.  DEFINITIONS

          1.1 "Affiliate" means any legal entity controlled, directly or indirectly, by the Company.

          1.2 "Beneficiary" means any person(s) or legal entity(ies) designated by the Participant or otherwise determined in accordance with Section 10.5.

          1.3  "Board of Directors" means the Board of Directors of the Company.

          1.4 "Bonus Payment(s)" for any Plan Year means any compensation in excess of Earnings awarded to an Eligible Employee under any Company incentive plan, heretofore or hereafter adopted, with respect to a Plan Year beginning after December 31, 1999.

          1.5  "Code" means the Internal Revenue Code of 1986, as amended.

          1.6 "Committee" means the Administrative Committee which administers the Plan in accordance with Section 8.

          1.7 "Company" means CoorsTek, Inc., a Delaware Corporation, or any successor thereto.

          1.8 "Continuous Service" means the total uninterrupted service of a Participant with the Company or an Affiliate from the date of employment to the date of his Separation from Service.

          1.9 "Disability" means "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code.

          1.10 "Earnings" for any Plan Year means the base salary of an Eligible Employee for such Plan Year, including any authorized deferrals and payroll deductions, and excluding any Bonus Payments or the value of any perquisites.

          1.11 "Eligible Employee" for each Plan Year means: (i) any employee of the Company whose accrued normal retirement benefit under the Retirement Plan is limited by the benefit limitations of Code Section 415 or Code Section 401(a)(17), as to those benefits limited by Code Sections 415 and 401(a)(17) and, (ii) an officer or other key management employee of the Employer designated by the Committee as eligible to participate in the Plan for such Plan Year or portion thereof.


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          1.12 "Employee Deferral Account" means any accounts maintained under the Plan for a Participant pursuant to Section 3.2.

          1.13 "Employer" means the Company and any subsidiary thereof which shall be designated by the Board of Directors as a participating employer under the Plan.

          1.14 "Employer Contribution Account" means any account maintained for a Participant pursuant to Section 3.3.

          1.15 "401(k) Plan" means the Company's Savings and Investment Plan.

          1.16 "Participant" for any Plan Year means an Eligible Employee who elects to participate in the Plan for that Plan Year in accordance with Section 2.1.

          1.17 "Plan" means CoorsTek, Inc. Executive Deferred Compensation Plan as embodied herein and as amended from time to time.

          1.18 "Plan Year" means each twelve month period ending December 31, of any calendar year.

          1.19 "Retirement" means "retirement" as defined in the Company's Retirement Plan.

          1.20 "Section 401(a)(17) Benefit" means the benefit determined in accordance with Section 4.2 of the Plan.

          1.21 "Section 415 Benefit" means the benefit determined in accordance with Section 4.1 of the Plan.

          1.22 "Separation from Service" means termination of a Participant's employment with the Employer by reason of Retirement, Disability, death, resignation, discharge or otherwise. Transfer to employment with an Affiliate shall not be deemed to be Separation from Service.

          1.23 "Trust" means the trust, which may be established by the Company, that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

          1.24 "Trustees" means the trustee or trustees or their successors under the Trust.



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2.  PARTICIPATION, DEFERRAL AND MATCHING

2.1  Election to Participate

     Each Eligible Employee may elect to participate for the Plan Year or part of a Plan Year for which he is eligible by delivering to the Committee a written notice, at such time and in such form as approved by the Committee, electing to participate and specifying the amount of Earnings or any Bonus Payments he elects to defer for such Plan Year or part of a Plan Year. An election to defer Earnings shall be made at least 30 days prior to the commencement of the Plan Year or at any time prior to a calendar quarter of a Plan Year (with respect to an Employee who first becomes a Participant during a Plan Year) with respect to which an election to participate is made. An election to defer any Bonus Payment must be made by the June 30th prior to the commencement of the Plan Year in which such Bonus Payment would be paid if awarded (or up to 30 days after the date an Employee first becomes a Participant).

2.2  Amount of Deferral

(a) Each Eligible Employee who elects to participate in the Plan for a Plan Year, or part of a Plan Year, may elect to defer, subject to a minimum deferral of $1,000, an amount not to exceed: (a) 100% of Earnings for such Plan Year, plus (b) 100% of Bonus Payments awarded in or with respect to such Plan Year.

(b) Notwithstanding the foregoing Section 2.2(a), each Eligible Employee who elects to make a deferral contribution to the Plan in any Plan Year shall also for such Plan Year elect to make a contribution to the 401(k) Plan in an amount equal to the maximum elective contribution permitted under the terms of the 401(k) Plan. In no event shall: (i) amounts credited to an Employee's Deferral Account with respect to any Plan Year be distributed out of the Plan and contributed to the 401(k) Plan, or (ii) amounts distributed out of the 401(k) Plan by reason of the deferral limit and nondiscrimination rules applicable to the 401(k) Plan under the Code be contributed to the Plan.

2.3  Employer Contribution

(a) The Employer shall credit to each Participant's Employer Contribution Account an amount determined by the Committee in its discretion. The Committee shall notify the Eligible Employee of the maximum amount of the Employer Contribution to which he shall be entitled at

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         the time the Committee informs such employee that he is an Eligible
         Employee

    (b) The Employer Contribution shall be credited to the Employer Contribution Account at the same time the Eligible Employee's deferred Earnings, if any, are credited to his Employee Deferral Account or otherwise as determined by the Committee but not less frequently than every three (3) months. No Employer Contribution shall be made with respect to any deferred Bonus Payments.

2.4  Withholding

     The amount of Earnings or Bonus Payments which an Eligible Employee elects to defer under Section 2.1 shall be withheld from Earnings or Bonus Payments in accordance with such rules and procedures as the Committee shall specify.

2.5  Minimum Period of Deferral

     An election to defer Earnings or a Bonus Payment (including a change in a prior election) must be made for a period no less than twenty four (24) months from the date the amount would otherwise have been payable to the Participant.

3.  DEFERRED COMPENSATION ACCOUNTS

3.1  Accounts

     The Committee shall establish an Employee Deferral Account and an Employer Contribution Account for each Participant for all periods during which such Participant elects to participate in the Plan.

3.2  Employee Deferral Account

     Each Participant's Employee Deferral Account shall be credited with an amount equal to all of the Participant's Earnings or Bonus Payments deferred as of the dates such amounts would, but for the election to defer, have been payable to the Participant, and shall be credited or debited with any amounts deemed attributable to the investment experience of that Account.

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3.3  Employer Contribution Account

     Each Participant's Employer Contribution Account shall be credited with an amount equal to the Employer Contribution under Section 2.3, and shall be credited or debited with any amounts deemed attributable to the investment experience of that Account.

3.4  Account Credits and Debits

     All amounts credited to the Employee Deferral Accounts and Employer Contribution Accounts shall at all times be the sole and absolute property of the Company, subject to the terms of any Trust with respect thereto.
     The Employee Deferral Accounts and the Employer Contribution Accounts shall be debited to the extent of any withdrawals made pursuant to Section 7.

3.5  Trust Accounts

     The Commmitee may but need not establish a Trust. If a Trust has been established the Committee may cause the Trustee to maintain and invest separate asset accounts or subaccounts corresponding to each Participant's Employee Deferral Account and Employer Contribution Account.

3.6  Subaccounts
     The Committee may establish subaccounts or separate accounts for each Participant as may be appropriate for the proper administration of the Plan.

4.   Supplemental Benefits

4.1  Section 415 Benefit

     (a) If the pension payable to the Participant from the Retirement Plan is limited by Code Section 415, the Participant shall receive a Section 415 Benefit from the Plan equal to the Participant's accrued normal retirement benefit calculated under the terms of the Retirement Plan without regard to any limitations under Code Section 415, reduced by the Participant's accrued normal retirement benefit payable under the Retirement Plan.

     (b)   Payment of any Participant's Section 415 Benefit calculated under
           Section 4.1(a) above shall be made at the same time and in the same manner as the Participant's benefit under the Retirement Plan. Any actuarial adjustment to the Participant's benefit under the Plan shall

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          be on the same basis as actuarial adjustments on the Participant's
          Retirement Plan benefit.

     (c) If any death benefit payable under the Retirement Plan prior to commencement of the Participant's benefits under the Retirement Plan is limited due to Code Section 415 limitations, the amount by which the death benefit payable under the Retirement Plan is so limited shall be payable under the Plan at the same time and in the same manner as the death benefit payable under the Retirement Plan.

4.2  Section 401(a)(17) Benefit

     (a) If the pension payable to the Participant from the Retirement Plan is limited by Code Section 401(a)(17), the Participant shall receive a
          Section 401(a)(17) Benefit from the Plan equal to the Participant's accrued normal retirement benefit calculated under the terms of the Retirement Plan without regard to any limitations under Code Section 401(a)(17), reduced by: (i) the Participant's accrued normal retirement benefit payable under the Retirement Plan, and (ii) by the Participant's Section 415 Benefit under the Plan.

     (b) Payment of any Participant's Section 401(a)(17) Benefit calculated under Section 4.2(a) above shall be made at the same time and in the same manner as the Participant's benefit under the Retirement Plan. Any actuarial adjustment to the Participant's benefit under the Plan shall be on the same basis as actuarial adjustments on the Participant's Retirement Plan benefit.

     (c) If any death benefit payable under the Retirement Plan prior to commencement of the Participant's benefits under the Retirement Plan is limited due to Code Section 401(a)(17) limitations, the amount by which the death benefit payable under the Retirement Plan is so limited shall be payable under the Plan at the same time and in the same manner as the death be nefit payable under the Retirement Plan.

 5.  VESTING

5.1  Employee Deferral Account

     A Participant shall be immediately 100% vested in all amounts credited to his Employee Deferral Account.

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5.2  Employer Contribution Account

     (a) A Participant shall be vested in the amount credited to the Employer Contribution Account established for him in accordance with the following schedule:

          Years of Continuous Service    Vested Percentage
          ---------------------------    -----------------

               Less than 1                     0
               At least 1                      20
               At least 2                      40
               At least 3                      60
               At least 4                      80
               5 or more                       100

     (b) Notwithstanding the provisions of Section 5.2(a), the amount credited to a Participant's Employer Contribution Account shall be 100% vested in the event of (i) Separation from Service by reason of Retirement, Disability, or death of a Participant, (ii) termination of the Plan, or (iii) a "Change in Control" (as defined below). A "Change in Control" shall mean and include the following with respect to the Company or any successor thereto:

          (i) if beneficial ownership of 50% or more of either the outstanding shares of the Company's common stock or the combined voting power of the Company's voting stock is acquired by persons or entities not related to the Company without consent of the current Board, (ii) upon the election of individuals constituting a majority of the Board who were either not members prior to their election or not recommended to the stockholders by the Board, (iii) upon a merger, consolidation or sale of all or substantially all of the Company's assets, where upon
          (a) at least 50% of the outstanding shares of the Company's common stock and of the combined voting power of voting securities are not held in the same proportion, and by the same persons as the beneficial owners prior to such event, (b) at least 35% of the Company's common stock is held by a person that did not hold such amount prior to the event and (c) a majority of the current Board did not survive the event, or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

6. INVESTMENT EXPERIENCE

     In its sole discretion, the Committee may designate investments in which each Participant's Accounts may be deemed to be invested. From such designated investments each Participant may select from time to time the investments in which his Accounts will be deemed to be invested. Based on such selection, the

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Committee will credit or debit to each Participant's Accounts, as provided in
Sections 3.2 and 3.3, the amounts by which the Participant's Accounts would have increased or decreased if they had been invested in the investments designated by the Participant. The selection of investments is to be used only for the purpose of valuing each Participant's Accounts. The Company and the Committee are under no obligation to acquire or provide any of the investments designated by a Participant, and any investments actually made by the Committee will be made solely in the name of the Company and will remain the property of the Company subject to the terms of any Trust. During any period when the Company does not designate investments in which each Participant's Account may be deemed invested, the Company shall credit interest on each Participant's Employee Deferral Account and Employer Contribution Account at a rate equivalent to the average rate for 10-year U.S. Treasury notes during the month preceding the month the amount would otherwise be paid to the Participant if not deferred, plus two points. All taxes required to be paid in connection with the deemed investment experience of Employee Deferral Accounts and Employer Contribution Accounts shall be paid by the Employer. At least as often as the last business day of each calendar quarter, the Committee shall provide the Participant with a statement of his account, in such reasonable detail as the Committee shall deem appropriate, showing the income, gains and losses (realized and unrealized), amounts of deferrals, and distributions from his Employee Deferral Account and Employer Contribution Account since the prior statement.

7.   PAYMENT OF FUNDS

7.1  Payment Method

     (a)  Separation From Service.  At the time an Eligible Employee elects to
          ------------------------
          participate in the Plan in accordance with Section 2.1, he shall also elect, in such form as approved by the Committee, one of the following methods for the payment of the vested portion of his Employee Deferral Account and Employer Contribution Account commencing within five years of his Separation from Service:

             (1) A lump sum payment;

             (2) Pro-rata annual installment payments for a period not to exceed
                 10 years after Separation from Service, with each installment equal to the unpaid balance of such accounts divided by the number of remaining payments; and, if the Participant dies before all payments are made, the remaining payments to be made to his Beneficiary.


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

          A Participant may elect one method of payment to himself and a different method of payment to his Beneficiary.

     (b) During Employment. In addition to the election with respect to the method of payment upon Separation from Service specified in Section 7.1(a), with respect to all amounts deferred under the Plan, each Participant may elect, at the time and in such manner as approved by the Committee one of the following methods to receive payment of the vested portion of his Employee Deferral Account and Employer Contribution Account attributable to a Plan Year during his term of employment:

          (1)  A lump sum payment;

          (2) Pro-rata annual installment payments for a period not to exceed 10 years with each installment equal to the unpaid balance of such accounts divided by the number of remaining payments;

          (3) One or more installments in an amount or amounts and at the date or dates elected by the Eligible Employee.

     (c)  Changes in Election

          (1) A Participant may request a change in his election as to the date or method of payment, by written notice to the Committee, subject to approval by the Committee in its sole discretion, at any time prior to the June 30th prior to the commencement of the Plan Year in which: (a) Separation from Service occurs if Payment following Separation from Service is selected or (b) distributions would otherwise commence if Payment During Employment is selected. Notwithstanding the foregoing, if a Participant's Separation from Service for any reason other than death occurs in the same Plan Year as the election or request for a change in election of the date or method of payment to himself, such election may be disregarded by the Committee.

          (2) A Participant who requests a change as to the date of payment must request a payment date that is at least twenty four (24) months after the date of payment previously elected by the Participant.

          (3) Notwithstanding the foregoing, a Participant who has separated from service due to Retirement, or who would have satisfied the Company's requirements for Retirement if he had not previously separated from service prior to Retirement, may after Retirement change the date of payment from a prior election but only in the event of a hardship, as defined in Section 7.4 below or due to a change in financial circumstances established to the satisfaction of the Committee. A change in financial circumstances means a change in the availability of reasonably expected financial assets or a substantial change in reasonably expected expenses that, in the judgment of the Committee, justifies a change in the date or method of payment to reflect to the change.

7.2  Death; Disability; Retirement

      Upon a Participant's Separation from Service by reason of his death, Disability or Retirement, the Company shall pay to him, or to his Beneficiary in the case of his death, his Employee Deferral Account and Employer Contribution Account as of the date of Separation from Service. Payment shall be made by the method and on the date(s) previously elected by the Participant, or in the sole discretion of the Committee, in a lump sum.

      Lump sum payments shall be made on the last day of the calendar quarter in which the Participant's Separation from Service occurs.

7.3  Resignation or Discharge

      Notwithstanding the provisions of Section 7.1(a), upon a Participant's Separation from Service by reason of his resignation or discharge, the Company shall pay to him the vested portion of his Employee Deferral Account and Employer Contribution Account as of the Date of Separation from Service resulting from his resignation or discharge.

      Payment shall be made to the Participant in a lump sum or in installments, in the discretion of the Committee on or commencing on the last day of the calendar quarter in which his resignation or discharge occurs.

      Notwithstanding the foregoing, the Committee, at its option, may defer payment of the Participant's Employee Deferral Account and Employer Contribution Account to the time(s) previously selected by such Participant pursuant to Sections 7.1(a) and 7.1(b) if such resignation or discharge would constitute a change in financial circumstances (as defined in Section 7.1(c)(3)).

7.4  Hardship

     (a) Upon application by a Participant and approval thereof by the Committee, the Participant may withdraw, upon a showing of hardship, part or all of the amount then credited in the Employee Deferral Account and the amount in his Employer Contribution Account.




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     (b) For purposes of Section 7.4(a), "hardship" shall mean severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, which hardship may not be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets (to the extent such liquidation would not itself cause severe financial hardship), or by cessation of deferrals under the Plan.

7.5  Change of Control

     Notwithstanding anything to the contrary contained in this Plan upon the consummation of a Change of Control as defined in Section 5.2(b), each Participant's Employee Deferral Account and Employer Contribution Account shall be immediately vested and distributed to him in a lump sum distribution within 90 days following the consummation of such Change in Control or in the event there is a Trust in effect with respect to the Plan, in accordance with the terms of the Trust.

8.   ADMINISTRATION

8.1  Committee

      The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Compensation Committee of the Board of Directors of the Company. The initial Administrative Committee shall consist of the Chief Executive Officer and President of the Company until such time as the Company has appointed the Compensation Committee.

8.2  Rules for Administration

      Subject to the limitations of the Plan, the Committee may from time to time establish rules and procedures for the administration and interpretation of the Plan and the transaction of its business as the Committee may deem necessary or appropriate.

      Without limiting the generality of the foregoing, such rules shall include rules and procedures contained in any Annual Participant Election Form or similar document approved by the Committee. The determination of the Committee as to any disputed question shall be conclusive.




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8.3  Committee Action

      Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, expressed from time to time by a vote at a meeting (a) in person, (b) by telephone or other means by which all members may hear one another or (c) in writing without a meeting, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members of the Committee at the time in office.

8.4  Delegation

      The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

8.5  Services

      The Committee may employ or retain agents to perform such clerical, accounting, trust, trustee and other services as they may require in carrying out the provisions of the Plan.

8.6  Indemnification

      The Company shall indemnify and save harmless each member of the Committee against all expenses and liabilities arising out of membership on the Committee, excepting only expenses and liabilities arising from his own gross negligence or willful misconduct, as determined by the Board of Directors.

8.7  Claims Procedure

      A Participant who believes that he is entitled to benefits under the Plan which have not been paid must file a written claim for such benefits. All claims for benefits shall be in writing and shall be filed with the Committee. If the Committee wholly or partially denies a Participant's claim for benefits, the Committee shall give the claimant written notice within sixty (60) days after the Plan's receipt of the claim setting forth:

      (1) the specific reason(s) for the denial;

      (2) specific reference to pertinent Plan provisions on which the denial is based;

     (3) a description of any additional material or information which must be submitted to perfect the claim, and an explanation of why such material or information is necessary; and

     (4) an explanation of the Plan's claim review procedure.

     In the event of a benefit claim denial, the Company shall appoint a person who is not regularly involved in the Company's administration of the Plan to serve as claim reviewer. The claimant shall have sixty (60) days after the day on which such written notice of denial is handed or mailed to him by the Committee, in which to apply (in person or by authorized representative) in writing to the claim reviewer for a full and fair review of the denial of his claim. In connection with such review, the claimant (or his representative) shall be afforded reasonable opportunity to review pertinent documents, and may submit issues and comments in writing. The claim reviewer shall arrange to meet personally with the claimant and/or representative within thirty (30) days after the claim reviewer's receipt of such written request for review for the purpose of hearing the claimant's contentions and receiving such relevant evidence as the claimant may wish to offer.

     The claim reviewer shall issue his decision on review within sixty (60) days after meeting with the claimant or personal representative, unless in the sole discretion of the claim reviewer special circumstances require an extension to not later than one hundred twenty (120) days after such meeting. The decision shall be in writing and shall set forth specific reasons for the decision and specific references to pertinent Plan provisions on which the decision is based.

     All of the time periods mentioned in this Section may be extended by the Committee in its discretion.

9. AMENDMENT AND TERMINATION

     The Company, by action of the Board of Directors, may at any time or from time to time modify or amend any or all of the provisions of the Plan or may at any time terminate the Plan provided that the Company may not amend Sections 5 or 7.5 to decrease any Participant rights under such Sections 5 and 7.5. No such action shall adversely affect the accrued or vested rights of any Participant hereunder without his consent thereto.



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

10.  GENERAL PROVISIONS

10.1  Limitation of Rights

       No Participant or other Eligible Employee shall have any right to any payment or benefit hereunder except to the extent provided in the Plan.

10.2  Employment Rights

       The employment rights of any Participant or other Eligible Employee shall not be enlarged, guaranteed or affected by reason of any of the provisions of the Plan.

10.3  Assignment, Pledge or Encumbrance

       Assignment, pledge or other encumbrance of any payments or benefits under the Plan shall not be permitted or recognized and, to the extent permitted by law, no such payments or benefits shall be subject to legal process or attachment for the payment of any claim of any person entitled to receive the same, except to the extent such assignment or other encumbrance is in favor of the Company to secure a loan or other extension of credit from the Company to the Participant.

10.4  Minor or Incompetent

       If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental disability, the Committee shall have the power to cause the payments becoming due to such person to be made to another for the benefit of such minor or incompetent without responsibility of the Company or the Committee to see to the application of such payment, unless claim prior to such payment is made therefor by a duly appointed legal representative. Payments made pursuant to such power shall operate as a complete discharge of the Company and the Committee.




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

10.5  Beneficiary

       Each Participant may designate, by written notice to the Committee, any person(s) or legal entity(ies), including his estate, as his Beneficiary under the Plan. A Participant may revoke his designation of a Beneficiary or change his Beneficiary at any time prior to his death by written notice to the Committee If no person or legal entity shall be designated by a Participant as his Beneficiary or if no designated Beneficiary survives him, his Beneficiary shall be his estate.

10.6  Binding Provisions

       The provisions of this Plan shall be binding upon each Participant as a consequence of his election to participate in the Plan, and upon the Company, and their respective heirs, executors, administrators, and assigns.

10.7  Notices

       Any election made or notice given by a Participant pursuant to the Plan shall be in writing to the Committee or to such representative as may be designated by it for such purpose and shall be deemed to have been made or given on the date received by the Committee or its representative.

10.8  Governing Law

       Certain matter under the Plan are governed by the Employee Retirement Income Security Act of 1974. All other interpretations of the Plan or of any of its provisions shall be construed under the laws of the State of Delaware, but not including the choice of law provisions thereof.

10.9  Pronouns

       The masculine pronoun shall be deemed to include the feminine wherever it appears in the Plan unless a different meaning is required by the context.

11.  Effective Date

       This Plan shall be effective November 1, 1999.

                                   * * * * *




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